UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2012

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: +1 (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d)

Election of Director.

On October 2, 2012, Charles J. Abbe was appointed to the Board of Directors of NeoPhotonics Corporation (the “Company”), to serve as a Class II director with a term to expire at the Company’s 2015 Annual Meeting of Stockholders or until such time as his successor is duly elected and qualified, or until the earlier of his death, resignation or removal. Mr. Abbe has also been appointed to the Audit Committee of the Board of Directors.

Mr. Abbe will receive compensation for his service as a director in accordance with the Company’s compensation policies for non-employee directors, which are described under the caption “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2012. Pursuant to the Company’s Non-Employee Director Compensation Policy, effective upon his appointment to the Board, Mr. Abbe will receive an initial option grant to purchase that number of shares of the Company’s common stock equal to (1) $100,000 divided by (2) the fair market value of a share of the Company’s common stock on the date of such grant, which shall vest ratably over 48 months, subject to Mr. Abbe’s continued service. Additionally, for so long as Mr. Abbe remains on the Board, he will be entitled to the additional compensation provided to non-employee directors under the Non-Employee Director Compensation Policy.

The Company intends to enter into its standard form of indemnification agreement with Mr. Abbe (the “Indemnity Agreement”). The Indemnity Agreement provides, among other things, that the Company will indemnify Mr. Abbe, under the circumstances and to the extent provided for therein, for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his service to the Company as a director, and otherwise to the fullest extent under applicable law.

(e)

On October 2, 2012, the Board of Directors of the Company approved: (i) the promotion of James D. Fay from the position of Vice President and Chief Financial Officer to Senior Vice President and Chief Financial Officer; (ii) the promotion of Dr. Wupen Yuen from the position of Vice President of Product Development and Engineering to Senior Vice President of Product and Technology Development; and (iii) the promotion of Dr. Raymond Cheung from the position of Vice President and Chief Operating Officer to Senior Vice President and Chief Operating Officer.

Upon the recommendation of the Compensation Committee of the Board of Directors, the Board of Directors of the Company also approved increased 2012 base salaries, effective as of October 1, 2012, for Mr. Timothy S. Jenks, Mr. Fay, Dr. Yuen and Dr. Cheung, each of whom is a “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) in the amounts set forth below.

Named Executive Officer	Previous 2012 Base Salary		New 2012 Base Salary
Timothy S. Jenks, President and Chief Executive Officer	$337,920		$360,000
James D. Fay, Senior Vice President and Chief Financial Officer	291,840		300,000
Dr. Raymond Cheung, Senior Vice President and Chief Operating Officer	299,605	(1)	330,974	(1)
Dr. Wupen Yuen, Senior Vice President of Product and Technology Development	240,000		260,000

(1) The Base Salary is calculated in U.S. dollars at the applicable exchange rate. Dr. Cheung’s actual salary will be paid in Chinese RMB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2012	NEOPHOTONICS CORPORATION

	By:	/s/ James D. Fay
James D. Fay
Vice President and Chief Financial Officer